EXHIBIT 10.15


                          STAMP DUTY PAID ON STATEMENT
                        AUTHORIZATION OF JANUARY 21, 1983



[stamp:]

Maitre Claude TAIN
NOTARY
03350 CERILLY

IN THIS YEAR TWO THOUSAND AND FIVE

On October five

Maitre Claude TAIN, Notary in CERILLY (Allier), 18, rue de la Croix Blanche, the undersigned,

ACKNOWLEDGED and recorded this official instrument upon request by the parties identified below, pertaining to a PROMISE TO SELL.

Certain terms in this instrument will have a special meaning for simplicity's sake,

- "THE PROMISOR" denotes the promisor(s) who, in case of plurality, shall be jointly liable for the obligations they incur, without such joint liability being referred to each time;

- "THE BENEFICIARY" denotes the beneficiary or beneficiaries who, in case of plurality, shall be jointly liable for the obligations they incur, without such joint liability being referred to each time;

- "THE PROPERTY" denotes the realty that is the subject-matter of this instrument.

                          IDENTIFICATION OF THE PARTIES



     Promisor:

Mr. Christian BERTHIER, an economic project manager, residing in CLERMONT FERRAND (Puy-de-Dome), 54 boulevard Panoramique,

Place of birth: CLERMONT FERRAND (Puy-de-Dome); date of birth: April 29, 1947

Divorced  from his first wife,  Mrs.  Laurence  Marthe Leone  Gilberte  ABRAHAM,

Married for the second time to Mrs. Marie-Christine GENDRE

The spouses are married pursuant to an unconditional separation of property settlement reflected in their marriage contract acknowledged and recorded by Maitre Claude TAIN, Notary in CERILLY (Allier) on July 30, 2003

prior to their wedding at the Town Hall of COGOLIN (Var) on August 26, 2003

Said settlement has not been amended.

Of French nationality,

He qualifies as a "Resident" pursuant to the meaning of the tax system.

He is present.

[repeated stamp across all pages:] COPY

[repeated footer:]
three signatures or initials

     Beneficiary:

The Company known as "MONTESPAN SAS," a simplified business association, with a capital of 200,000 EUROS whose registered office is in THENEUILLE (Allier), identified under the SIREN number 447 983 149 RCS [Commercial and Company Register] of Montlucon. Said Company is represented by its President, Mr. Bernard BOUVROT.


                         REPRESENTATIONS BY THE PARTIES

The parties to this instrument attest on their own behalf or through their representatives that nothing can limit their capacity to meet the commitments that they will make.


                                    STATEMENT

Reference is being made to the following as a preliminary to the promise to sell that is the subject-matter of this instrument.


I. - Mr. BERTHIER has entered into various agreements with POSEIDIS SAS pursuant to the provisions of private agreements not recorded before a notary and dated April 10, 2003. Given that not all of the conditions precedent have been met, these agreements have lapsed.

II. - POSEIDIS SAS, whose registered office is in Theneuille "Les Sourdinieres," registered in the RCS [Commercial and Company Register] of Montlucon under SIREN No. 447 983 149, for its part, is the owner of a group of lots forming a block, a place referred to as "Martiniere," located in the municipality of THENEUILLE, with an area of 5 ha, 25 a, 19 ca, recorded in the plat book under section E, Nos. 275.276.277.278.279, as a result of a purchase it made from Mr. Jacques SAUTY DE CHALON, according to a deed acknowledged and recorded on September 30, 2003 by Maitre TAIN, the undersigned notary.


This statement is followed by the promise to sell that is the subject-matter of this instrument, it being specified that this Promise is a novation and cancels all the agreements that "the Promisor" entered into prior to this date with regard to POSEIDIS.

                                 PROMISE TO SELL


THE PROMISOR irrevocably commits himself to sell to the BENEFICIARY the PROPERTY described hereinafter, within the time period agreed to below. Consequently, THE PROMISOR undertakes, for the entire duration of validity of this Promise, not to withdraw his commitment to sell, nor to alienate the PROPERTIES or make any changes to their current condition and, in general, he agrees to manage them as a prudent man.


THE PROMISOR makes this commitment on his own behalf and for his assigns, even if they are incapacitated, who shall be jointly liable in case of plurality. THE


BENEFICIARY accepts this Promise as it is, on his own behalf and for his assigns who, if they are liable as to any obligations, shall be jointly liable in case of plurality, even if they are incapacitated. He will have the option to request or not to request that the obligations be performed, as he sees fit, subject to the provisions of the "SUBROGATION - ASSIGNMENT" section below.


It is explicitly agreed that, in case THE BENEFICIARY fails to carry out the purchase within the established forms and time limits, he shall be deprived of the right to demand performance of this Promise, which will then be considered to have become null and void, except, if applicable, for the effects of the "EXCLUSIVITY INDEMNITY" clause below. and the PROMISOR will be completely released [from his obligations] upon expiration of the deadline.



                            SUBROGATION - ASSIGNMENT


THE BENEFICIARY shall have the possibility to substitute a third party in his place with reference to the benefits derived from this Promise or to assign this Promise, provided the following three conditions that determine the validity of any such subrogation or assignment, are fulfilled:


- THE BENEFICARY remains liable jointly with the subrogee or the assignee as to any obligations arising from this Promise until it is performed;

- the PROMISOR must be notified of any such subrogation or assignment, unless he becomes party to an official instrument recorded by a notary for acceptance thereof.


Reference is made to the fact that, pursuant to article 52 of law No. 93-122 of January 29, 1993, "any assignment effected for good or valuable consideration by a real estate professional of the rights conferred by a promise to sell concerning real property shall be null and void as a matter of law and order."

                               TERM OF THE PROMISE


This promise to sell is given for a term expiring at 4:00 p.m. on May 31, 2006.



                          SUBJECT-MATTER OF THE PROMISE
                                   DESCRIPTION


A group of lots having a total area of two hectares ten ares forty nine centiares, including a mineral water spring, located in THENEUILLE (Allier), [referred to as] La Trolliere, recorded in the plat book under the following references:


---------- -------- ------- ---------------------------- -----------------
Prefix     Section  Number  Place name                   Area
---------- -------- ------- ---------------------------- -----------------

           A        904     Pres de la Trolliere         0 ha 00 a 09 ca
---------- -------- ------- ---------------------------- -----------------
           A        905     La Trolliere                 1 ha 64 a 10 ca
---------- -------- ------- ---------------------------- -----------------
           A        967     ----idem----                 0 ha 17 a 90 ca
---------- -------- ------- ---------------------------- -----------------
           A        968     ----idem----                 0 ha 28 a 00 ca
---------- -------- ------- ---------------------------- -----------------
           A        1049    ----idem----                 0 ha 00 a 40 ca
---------- -------- ------- ---------------------------- -----------------
                                        TOTAL AREA       2 ha 10 a 49 ca


As said real property extends and comprises, with all its conveniences, appendages and fixtures, easements and joint use structures, all rights and options of any type, without exception or reservation.

With all the administrative rights and other rights associated with said spring, and all operating rights.

It  being  specified  that:

As soon as the sale is finalized by an official deed, the buyer shall have the exclusive right of full and complete enjoyment of the underground mineral water reserves of the La Troliere [sic; Trolliere] hydromineral deposit located on the above described lots and geographically marked out by them.

This right concerns the totality of the production capacities for natural carbonated mineral water from the authorized catchment, called "BERTHIER well" (ministerial order of November 28, 2002), as well as other future catchments that may be authorized on the site.

On the day the sale is finalized by an official deed, the Promisor shall hand over the following documents to the buyer:

1- The geological cross section of the Bourbon l'Archambault Basin, illustrating the characteristics and the hydrological potential of the site,

2- The study of the analytical properties of the water of the La Trolliere spring, dated May 15, 2000,

3- The notice of the French Agency for Food Safety dated June 17, 2002

4- Article 288 of the Official Gazette dated December 11, 2002, in which the order dated November 28, 2002 was published, granting Mr. BERTHIER authorization to commercially use "as natural mineral water, as it appears at its discharge point, the water from the "Berthier Well" catchment located in the municipality of Theneuille (Allier)."


Copies of these documents are attached hereto.



                      REPRESENTATIONS MADE BY THE PROMISOR

THE PROMISOR states the following:

     As to occupancy of the premises:

The real property is currently vacant and not rented by anyone.

     As to agreed easements:

He has not created nor allowed any easements to accrue on THE PROPERTY and that, to his knowledge, none exist other than those described hereinbelow.

The following stipulations were made in the specifications dated May 4, 1961, under Chapter III, "Special Conditions," quoted verbatim:

"Article 30
-----------

As stated above, the springs of Saint-Pardoux and La Troliere were declared to be of public interest by a decree dated July 31, 1878. However, this declaration will be annuled if the buyer does not commercially use said springs pursuant to the applicable legislation on mineral waters."


"Article 31
-----------

The successful bidder shall be required, without thereby having the right to file a claim for recovery against the Government, to uphold the right granted to the inhabitants of the municipality of THENEUILLE to collect at no cost the water required for their use from the springs of Saint-Pardoux and La Troliere. He shall furthermore, under the same conditions, allow free collection at said springs of the water required to cover the needs of the civil and military hospice of Bourbon l'Archambault."

     As to the administrative situation:

To his knowledge, THE PROPERTY is not subject to any total or partial expropriation or requisition proceedings.

     As to mortgages:

There  are  no  mortgage  registrations  or  entries,  publications,   liens  or
references that may stand in the way of the indefeasible nature of the transfer of his title to the property.

     As to legal proceedings:

That there are no suits or defense proceedings pending that would directly or indirectly involve THE PROPERTY.

     As to the ownership title:

THE PROMISOR is legally the owner of the PROPERTY and shall provide  appropriate
proof  thereof  to  the  BENEFICIARY   pursuant  to  the  conditions  set  forth
hereinabove. He provides the following information:

The real properties that are the subject-matter of this official instrument are owned by Mr. BERTHIER as a result of various acquisitions he made, namely:

Lot 904 (spring), from a legal entity known as "COMPAGNIE GENERALE DES MATIERES NUCLEAIRES," acronym COGEMA, a French corporation whose registered office was at the time in VELIZY VILLACOUBLAY (Yvelines), 2 rue Paul Dautier, pursuant to an official instrument acknowledged and recorded by Maitre Claude TAIN, the undersigned notary, on June 20, 1995.

This acquisition was made for the price of TWENTY FIVE THOUSAND FRANCS (25,000.00 FRS) paid in cash pursuant to the provisions of said official instrument which contains the related acknowledgment of receipt.

Lots 905,967,968,1049, from Mrs. Suzanne Elianne Marie Marcelle MURET, without occupation, residing at "Tailles" in the municipality of THENEUILLE (Allier), spouse of Mr. Georges Jean DENIZON, according to the official deed acknowledged and recorded by Maitre Claude TAIN, the undersigned notary, on October 6, 1995.


This  acquisition was made for the price of THIRTY  THOUSAND  FRANCS  (30,000.00
FRS).


Said amount was paid in cash and receipt thereof is acknowledged in the official deed, without loan costs. THE SELLER represented in said official instrument that he was not subject to any measure restricting his ability to freely dispose over the property sold.


A copy of this official instrument was published at the Mortgage Registry Office of Montlucon on November 3, 1995, volume 1995P, No. 3746. The statement issued on this publication has not been presented to the undersigned notary.

                        CONDITIONS OF THE SALE PROMISED:


If the sale is performed, it shall take place pursuant to the following conditions:

     Transfer of ownership:

The transfer of ownership shall be effected under the conditions specified below on the date of ascertainment of the sale in due and legitimate form, even if the exchange of consent required for drawing up the contract occurs at an earlier date.

     Entry into possession:

Entry into possession will occur by the taking of actual possession on the date the official deed is executed, with THE PROMISOR undertaking to hand over THE PROPERTY totally unoccupied by that date.

     Price

The price will be TWO MILLION ONE HUNDRED AND FIFTY THOUSAND EUROS (2,150,000.00
(euro)) and it shall be payable in cash, on the date this Promise is finalized and acknowledged by way of an official deed to be prepared by Maitre TAIN, Notary in CERILLY.


                               GENERAL CONDITIONS:

If the sale is finalized, it shall be carried out pursuant to the regular and legal conditions applicable to such matters and specifically pursuant to the following conditions:

THE BUYER shall take the properties sold in the condition in which they are on the date of transfer of ownership, without any warranties on the part of the SELLER regarding the condition of the soil or subsoil, nor without any warranties on the part of the SELLER regarding the content of the land..

However, THE SELLER shall remain financially liable for any intentional or unintentional damage or degradation that may be discovered at the time of entry into possession.

THE BUYER shall be liable for any negative easements of any kind and shall benefit from any affirmative easements at his own risk and peril without any possibility of recourse against THE SELLER.

THE BUYER shall be personally responsible for taking out all and any required insurance policies, and THE PROMISOR at present states his intention to assign or cancel as of the date of performance of this sale the insurance policies he has personally taken out.

THE SELLER shall be personally liable for paying the total amount of the property tax up to and including the year in which ownership is transferred. However, THE BUYER shall reimburse the SELLER for the prorated portion of said tax applicable to the period running as of the date of entry into possession to the following December 31. THE BUYER shall pay all and any costs, fees, taxes, remunerations and legal fees resulting from the bill of sale and any sequels thereof.

                               SPECIAL CONDITIONS

The buyer agrees to diligently comply with any duties or obligations toward the competent Authority for the purpose of maintaining the authorization to commercially operate the La Troliere spring / "Berthier Well" catchment system by setting up the necessary installations and doing the technical research required as well as different periodic analyses as requested by the AFSSA, the DDASS, etc.."


                       PERFORMANCE OF THE PROMISE TO SELL

Performance of this Promise shall occur:

- either by execution of the official deed by which this sale shall become final, in conjunction with payment of the price and the costs by the above referenced deadline;

 - or by THE BENEFICIARY making clear his intent by the same deadline to carry out the sale by having process served by a bailiff or by sending a simple registered letter with acknowledgment of receipt to the domicile elected by THE PROMISOR or by having a memorandum in the form of an official instrument drawn up, stating this intent.

Any such memorandum shall be served onto the PROMISOR within fifteen days. However, according to the explicit and material covenant inherent in this Promise, THE BENEFICIARY shall pay the following sum in advance, depositing it with the Notary in charge of carrying out the sale, and it shall consist of:

..    the acquisition  costs for which THE PROMISOR does not deem himself liable,
     and
..    the personal  capital  contribution  of the  BENEFICIARY for payment of the stipulated price to be paid in cash.

Consequently, to be valid, it is mandatory when exercising the [purchase] option to provide a copy of the receipt confirming said payment and an approval of the lending institution(s) extending the loan(s) intended to cover any overage of the price of the promised sale or the part of the price to be paid in cash.


                        CONTRACTUAL EXCLUSIVITY INDEMNITY
                    [Indemnite forfaitaire d'immobilisation]*

     Amount:

THE PROMISOR acknowledges that he has received prior to this date TWO HUNDRED AND THIRTY THOUSAND EUROS (230,000 (euro)) as an exclusivity indemnity from the BENEFICIARY.

     Nature:

Said exclusivity indemnity does not constitute a deposit, but a lump-sum consideration for keeping the PROPERTY promised off the market. Consequently, THE PROMISOR waives his right to invoke the provisions of article 1590 of the Civil Code.

Said indemnity shall be applied to the price.

It is explicitly agreed that the amounts the BENEFICIARY is to pay to the PROMISOR in addition to the above indemnity of 230,000 (euro) shall also be deducted from the price if the sale is carried out within the term agreed to.

On the other hand, if the sale is not finalized on the date stipulated, the amount of TWO HUNDRED AND THIRTY THOUSAND EUROS as well as any surplus amounts paid will be converted into ownership shares of the above referenced real properties, and THE BENEFICIARY will become a co-owner of these properties proportionately to the amounts paid and proportionately to the price stipulated above.

On the other hand, in case there is a change in the majority holdings of SAS MONTESPAN or a new shareholder holding more than 51% in POSEIDIS INC is added, and the sale is not performed by the deadline stipulated, the down payment of 230,000 (euro) shall be accrue to Mr. BERTHIER as an exclusivity indemnity. In contrast, the amounts paid in addition to 230,000 (euro) shall be converted into ownership shares, on the basis of the price agreed on above.


                   NO LEGAL PREREQUISITE FOR OBTAINING A LOAN

This promise to sell is not subject to any condition precedent as set forth in the provisions of article L.312-1 of the Consumer Code because THE PROPERTY is for commercial, professional or agricultural use.


                           OTHER CONDITIONS PRECEDENT

This Promise is made under the following conditions precedent:

     Conditions precedent stipulated to for the benefit of the BENEFICIARY alone, who may opt to waive them:

.. THE PROPERTY shall not be subject to:

-    easements or administrative measures likely to depreciate its value;

-    agreed easements having the same effect;

- liens, mortgages, living pledges or garnishments for which cancellation cannot be obtained from the creditors by payment of their claims using the portion that was paid in cash as recorded by the the drafting notary;

- any total or partial destruction or degradation that would make enjoyment of the property in normal conditions impossible.

.. The real property shall not be subject to any rental or occupancy not disclosed in this instrument,

.. THE PROMISOR shall produce to the BENEFICIARY or to his notary all and any records or documents for complete and proper preparation and publication of the bill of sale by which an indefeasible right of ownership shall be transferred to THE BUYER Said production of records shall include:

-    the title-deed,

- proof of seller's proper and indefeasible title to property going back at least thirty years to a transferable title.

.. THE PROMISOR or the previous owners shall have complied with all and any administrative or legal obligations pertaining to the real property.

.. THE PROMISOR shall provide proof of his capacity, any authorizations or powers of attorney required for an amicable sale.

                             Urban planning records

A report providing urban planning information, as required by memorandum No. 73-217 dated December 31, 1973, shall be obtained with respect to THE PROPERTY and it shall not reflect any easements or administrative measures likely to depreciate the value thereof.

     Conditions  precedent stipulated to for the benefit of the PROMISOR and the
BENEFICIARY:

- No preemptive or preferential rights exist which, if exercised, would constitute an obstacle to performance of this Promise.

If it turns out that the sale of the PROPERTY is in fact subject to any such right, THE PROMISOR undertakes to immediately comply with any formalities so that the beneficiary of the right of preemption is given the opportunity to exercise it.


                            MISCELLANEOUS PROVISIONS


     Tax system:

If the sale is carried out, it shall be subject to general taxation as applicable to rural real estate and as provided by article 1594 of the General Tax Code. THE PROMISOR and THE BENEFICIARY declare that THE PROPERTY is allocated for agricultural production.

     Information for the PROMISOR regarding capital gains tax

In addition, THE PROMISOR hereby acknowledges that his attention has been drawn to the provisions resulting from the 2004 Finance Act concerning taxation of capital gains from real estate sales or related sales.

     Real estate sales notification:

This instrument may be published at the mortgage registry office concerned. However, THE BENEFICIARY, although he has been informed of the advantage of such publication, requests that the undersigned notary postpone this formality until further notice by the beneficiary in the form of a registered letter to said notary, by which the beneficiary would express his intent to have said publication effected, accompanied by the appropriate payment for fees incurred. To carry out the formalities of the real estate sales notification, the parties, acting in their common interest, give all the necessary powers of attorney to any clerk of the notary office named in the header of this instrument, to the effect of having him or her draw up and execute all and any complementary or amending documents so as to make this instrument concur with all and any mortgage, plat or civil status records.

                                 COSTS AND FEES:

The costs, fees and remunerations resulting from this Promise and those resulting from the preparation of the case file required for finalizing the sale (such as the urban planning records and other administrative certificates as well as any mortgage statement) shall be paid by THE BENEFICIARY. However, they shall be paid by the PROMISOR in case the sale is not performed due to his fault.

In case of non-performance of the sale promised for any reason, the undersigned Notary shall be explicitly authorized to deduct said costs, fees and remunerations from the amount of the exclusivity indemnity before it devolves to the PROMISOR or is returned to the BENEFICIARY.

If one of the parties initially paid for any costs or fees definitively not incumbent upon him or her, the other party shall reimburse any such costs or fees to the first party.


                              ELECTION OF DOMICILE

The parties hereto elect their respective residences as domicile for purposes of performance of this Promise.


                   THE FOREGOING CONSTITUTES LEGAL PUBLICATION

     Comprising:

     -    Pages:

     -    Cross references:

     -    Blank space crossed out:

     -    Entire line crossed out:

     -    Nullifed numbers:

     -    Nullified words:

And, after this instrument was read, the parties certified, each on his behalf, that the statements contained herein are accurate. The undersigned notary then asked the parties to affix their signatures and affixed his own herto.

MADE in the office of the undersigned notary, on the aforementioned day, month and year.


[signatures]

-----------------------------------------------
* [Editor's note: "indemnite forfaitaire d'immobilisation" represents a lump-sum consideration for the exclusivity reserved for the purchaser by the seller who undertakes to keep the property off the market and to uphold his or her offer for the term of the option.]

Department:                                           Section: DA04
03                                                    Original scale: 1/2500
Village:                                              Scale of printout: 1/2500
THENEUILLE (282)                                      Printing Date:
                                                      November 24, 2004
---------------------------

Fee Register serial number: 044588                    Excerpt certified to
Stamp of issuing agency:                              conform with the
                                                      computerized plat map
                                                      on the date of
---------------------------                           ---/---/---

                                                      in MONTLUCON
[Stamp]                                               On NOVEMBER 25, 2004
PROPERTY TAX DIVISION         Plat Department         [initials]
                            -------------------      ------------------------
[ILLEGIBLE]
----------------------------











                               [GRAPHIC OMITTED]

Christian BARBALAT
PhD in Mineral Chemistry
Diplomate of the Pasteur Institute of LILLE in Community Food and Hygiene Microbiology Legal Expert at the Court of Appeal of the UOM
Director of the Municipal Laboratory of CLERMONT-FERRAND

                                                  Clermont-Ferrand, May 15, 2000



              STUDY OF THE ANALYTICAL PROPERTIES OF WATER FROM THE
                               LA TROLIERE SPRING




     The La Troliere spring is a natural mineral spring of the Massif Central, typical of the Bourbon-l'Archambault Basin "with its series of cold springs, La Trolliere and Saint-Pardoux (village of Theneuille), Vaux in the valley of the Cher, Neris and Evaux, not far from this valley in the environs of Montlucon."









GEOLOGICAL MAP OF THE REGION OF BOURBON AND NERIS AT THE END OF THE CARBONIFEROUS PERIOD SHOWING ALL THE FAULTS












                               [GRAPHIC OMITTED]

It has been known for a long time on the analytical level, and analyses dating from the end of the 19th century carried out by Ossian HENRY show that its water is similar in terms of composition to the Natural Mineral Water of SAINT-PARDOUX, its "neighbor."

     The Saint-Pardoux water leaves a fixed residue of 0[illegible].4372 per liter. Below is the distribution of the elements in this water, reconstituting the bicarbonates:

    Carbon dioxide in bicarbonates                       0[illegible].0672
             free carbon dioxide                         2  1866 (1128ee)
             total carbon dioxide                        2   2338

    Calcium bicarbonate                                  0   064[Ill.]
             magnesium bicarbonate                       0   0311
             ferrous and manganous bicarbonate           0   0116
             sodium bicarbonate                          traces
    Sodium silicate                                      0   014[Ill.]1
    Excess silica                                        0   0263
    Sodium sulfate                                       0   0230
    Sodium chloride                                      0   0137
    Organic matter and losses                            0   0661
                                                         --------
                                                         0   1908

     La Trolliere water, based on an analysis carried out by O. Henry, appears to have a similar composition.

     The springs of Bourbon-l'Archambault and Theneuille have been declared to be of public interest.

     In the "crude" state, this is a highly ferruginous natural carbonated mineral water which, however, seems to be less mineralized than the spring of
SAINT-PARDOUX: thus it can be classified as one of the cold waters (14-15(degree)C) with low mineralization of the sodium bicarbonate type.

     Because of the spring's depth of exploitation (well at 203 m), its hydrogeological proximity to the SAINT-PARDOUX fault and the overall composition of its water composition, one can, by comparison, expect therapeutic indications similar to those which have always been recognized for the SAINT-PARDOUX water, with two primary types of properties:

- the potentially diuretic and detoxifying effect of waters with low mineralization.
- the potential effects on the digestive functions and nutrition in general, which are specific to sodium bicarbonate containing waters.

     The study of the results of the official analysis of October 22, 1998, which was carried out by the certified Laboratory of the Louise Blanquet Institute at CLERMONT-FERRAND, reveals entirely normal bacteriological and physico-chemical properties, which are in conformity with the criteria for the quality of waters intended for human consumption (see Directive 98/83/EC of the Council of the European Union).

     In particular, the levels of arsenic, boron and fluorides in such a mineral water are much lower than the admissible maximum limits.

     Compared to the SAINT-PARDOUX spring, the La Troliere water presents two additional particularly interesting advantages:

- a deep origin, guaranteeing a good protection of its microbiological quality, and
- a radioactivity level which is known to be very low. Subject to the application of an authorized deferrization and demanganization treatment, whose goal is to eliminate its initial metallic taste, this water could be consumed without reservation. Indeed, after regasification using its natural gas, it would simultaneously possess the following certain advantages on various levels:

-    the organoleptic level
-    the physicochemical level: soft water with very low nitrate content
-    the bacteriological level: conformity with the potability standards
- the radioanalytical level: radioactivity level below the guideline values recommended by the WHO

[signature]
C. BARBALAT

[signatures]

[Stamp:]

Attached to the official record of an instrument received for the undersigned Notary on October 5, 2005.

[signature]

[LOGO]
                                                 Afssa - Seisin No. 2002-SA-0065
                                                   Maisons-Alfort, June 17, 2002

French Food
Safety Agency

THE DIRECTOR GENERAL

NOTICE

From the French Food Safety Agency

Relating to the application for the authorization to commercially exploit, as natural water, at its point of emergence, the water from the "La Troliere" catchment system located in the Municipality of Theneuille (Allier)

On February 23, 2000, the French Food Safety Agency (Afssa) received an application for an authorization to commercially exploit, as natural water, at its point of emergence, the water from the "La Troliere" catchment system located in the Municipality of Theneuille (Allier). After consultation of the specialized "Waters" Committee of experts on April 9, May 7 and June 4, 2002, Afssa issues the following notice:

Whereas, Mr. Christian Barbier has requested authorization to commercially exploit, as a natural mineral water, at its point of emergence, the water from the "La Troliere" catchment system located in the Municipality of Theneuille (Allier);

Whereas, the notices issued by the Departmental Directorate for Health and Social Affairs of the Department of Allier, the Regional Directorate for
Industry, Research and Environment of the Auvergne region, the Departmental Hygiene Council, and the prefect of the Department of Allier concerning this application for an authorization to engage in commercial exploitation;

Whereas, the depth of the "La Troliere" catchment system is 203 m, and the maximum flow rate for commercial use is 10 m3/h and the water temperature on the order of 14.6(degree)C;

Whereas, the results of the regulatory analyses carried out by the hydrology study and research laboratory of the AFSSA have shown that the water of the "La Troliere" catchment system was free of any microbiological contamination, at its point of emergence;

Whereas, as far as the constancy of the physico-chemical composition is concerned, the results of the analyses carried out at the point of emergence of the "La Troliere" catchment system show good stability of the essential properties of the water;

Whereas, the physico-chemical composition of the water is of the sodium bicarbonate type, naturally carbonated, with an abundant flow of carbon dioxide,it is very rich in iron (30 mg/L) and has CO2 with contents varying from 1000 mg/L to 3500 mg/L;

Whereas, with regard to radioactivity levels, the analyses carried out by the Office for protection against ionizing radiations show that the overall alpha and the overall beta activities are below the guideline values of 0.1 Bq/L and 1 B[q]/L, respectively, recommended by the WHO and consumption of this water can consequently be considered without restriction;

The French Food Safety Agency:

- therefore considers, based on the current state of the case file, that the drilling depth, the sanitary perimeter around the point of emergence whose area is 16,410 m2 as well as the installations of the catchment system for the water from the "La Troliere" bore well make it possible to ensure commercial exploitation of the water under satisfactory sanitary conditions.






[signatures]

[GRAPHIC OMITTED][GRAPHIC OMITTED]
REPUBLIC OF FRANCE

[GRAPHIC OMITTED][GRAPHIC OMITTED]

Afssa - Seisin No. 2002-SA-0065

- is of the opinion:

1) in view of the information provided in the case file and the results of the analyses carried out, that the water of the "La Troliere" catchment system meets the general requirements applicable to natural mineral waters.

2) that the average flow rate for commercial exploitation of the "La Troliere" catchment system is 8 m3/h and it is imperative for it to remain less than 10 m3/h, with a maximum drawdown at the -115 m mark with respect to ground level.








[signature]
Martin HIRSCH

[signatures]

[Stamp:]

Attached to the official record of an instrument received for the undersigned Notary on October 5, 2005.

Official Gazette of Wednesday, December 11, 2002, No. 288


Order of November 28, 2002 granting authorization to commercially exploit a natural mineral water NOR: SANP0223961A


     By an order of the minister of health, family and handicapped persons dated November 28, 2002, Mr. Christian Berthier is granted authorization to commercially exploit, as a natural mineral water, and as it is at its point of emergence, the water from the catchment system "Berthier well" located in the Municipality of Theneuille (Allier).






[stamps]


[signatures]

[Stamp:]

Attached to the official record of an instrument received for the undersigned Notary on October 5, 2005.